Exhibit  21.1     Subsidiaries  of  the  registrant


Ranger  Car  Care  Corporation,  a  Texas  corporation
100%  owned  by  the  registrant.


EIP  Liisingu  AS,  an  Estonian  corporation.
100%  owned  by  the  registrants

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